UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/31/2014

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

39300 Civic Center Drive, Ste 160
Fremont, CA 94538
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 31, 2014, Identive Group, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement") with Opus Bank, a California commercial bank (the "Lender"). The Credit Agreement provides for a term loan in aggregate principal amount of $10.0 million (the "Term Loan") which was drawn down on March 31, 2014, and an additional $10.0 million revolving loan facility ("Revolving Loan Facility"), of which $4.0 million was drawn down on March 31, 2014. In connection with the closing of the Credit Agreement, the Company prepaid all outstanding amounts under its Loan and Security Agreement, dated as of October 30, 2012, as amended from time to time (the "Prior Loan Agreement"), with Hercules Technology Growth Capital, Inc. (the "Prior Lender"), as more fully described in Item 1.02 of this current report on Form 8-K.

The obligations of the Company under the Credit Agreement are secured by substantially all assets of the Company. Certain of the Company's material domestic subsidiaries have guaranteed the credit facilities and have granted to the Lender security interests in substantially all of their respective assets.

Both the Term Loan and the Revolving Loan Facility mature and will become due and payable on March 31, 2017 (the "Maturity Date"). Both the principal amount of the Term Loan and the principal amount outstanding under the Revolving Loan Facility bear interest at a floating rate equal to the greater of (i) the prime rate plus 2.75% and (ii) 6.00%. Interest is payable monthly beginning on May 1, 2014. The principal balance of the Term Loan is payable in 24 equal monthly installments beginning on May 1, 2015. The Company may voluntarily prepay the Term Loan and outstanding amounts under the Revolving Loan Facility, without prepayment charges, and is required to make prepayments of the Term Loan in certain circumstances using the proceeds of asset sales or insurance or condemnation events.

The Company is obligated to pay customary lender fees and expenses, including customary facility fees for credit facilities of this size and type, in the aggregate amount of approximately $170,000.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, limits or restrictions on the Company's ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. The Credit Agreement also provides for customary financial covenants, including a minimum tangible net worth covenant, a maximum senior leverage ratio and a minimum asset coverage ratio. In addition, it contains customary events of default that entitle the Lender to cause any or all of the Company's indebtedness under the Credit Agreement to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults. Upon the occurrence and during the continuance of an event of default, the Lender may terminate its lending commitments and/or declare all or any part of the unpaid principal of all loans, all interest accrued and unpaid thereon and all other amounts payable under the Credit Agreement to be immediately due and payable.

The proceeds of the Term Loan and the initial loans under the Revolving Loan Facility, after payment of Lender fees and expenses and all outstanding amounts under the Prior Loan Agreement, are approximately $7.8 million. The net proceeds will be used for working capital, capital expenditures and other general corporate purposes.

In connection with the Company's entry into the Credit Agreement, the Company issued to the Lender a warrant (the "Warrant") to purchase up to 1,000,000 (one million) shares of the Company's common stock at a per share exercise price of $0.99. The Warrant is immediately exercisable for cash or by net exercise and will expire five years after its issuance, or on March 31, 2019. The shares issuable in connection with the issuance by the Lender of the Warrant may be registered at the request of the Lender pursuant to the Registration Rights Agreement, entered into on March 31, 2014 by the Company and the Lender. The Registration Rights Agreement provides for standard S-3 and piggyback registration rights.

The foregoing descriptions of the Credit Agreement, the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Registration Rights Agreement, filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference into this Current Report on Form 8-K. A copy of the press release announcing the Loan Facility is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement

Termination of Prior Loan Agreement

On March 31, 2014, the Company prepaid all outstanding amounts under the Prior Loan Agreement, at which time the Company's obligations under the Prior Loan Agreement immediately terminated. The Company paid to the Prior Lender approximately $6.0 million, consisting of the then outstanding principal balance, accrued but unpaid interest and other fees and expenses then due. In connection with the termination, the Prior Lender agreed to release its security interests in all collateral under the Prior Loan Agreement and the Company agreed to provide a general release of all claims related to the Prior Loan Agreement in favor of the Lender.

The material terms of the Prior Loan Agreement were previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2012, and are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by this reference.

Item 3.02.    Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of the Warrant is incorporated by reference into this Item 3.02.

The Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Warrant was issued in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

        Exhibit No.                Description

        10.1                Credit Agreement between Identive Group, Inc. and Opus Bank dated March 31, 2014.

        10.2                Registration Rights Agreement between Identive Group, Inc. and Opus Bank dated March 31, 2014.
        99.1                Press Release dated April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: April 04, 2014	By:	/s/ Brian Nelson
Brian Nelson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Credit Agreement between Identive Group, Inc. and Opus Bank dated March 31, 2014.
EX-10.2	Registration Rights Agreement between Identive Group, Inc. and Opus Bank dated March 31, 2014.
EX-99.1	Press Release dated April 1, 2014.